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                                                                    Exhibit 23.4
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AnswerThink Consulting Group, Inc. of our report dated May 21, 1999, relating to the financial statements of CFT Consulting, Inc. which appeared in AnswerThink Consulting Group, Inc.'s Current Report on From 8-K dated September 13, 1999.



/s/ Eaton Honick Pellegrino & McFarland, P.A.

Eaton Honick Pellegrino & McFarland, P.A.
Sarasota, Florida
November 4, 1999